UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street
Murfreesboro, Tennessee	37130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of National HealthCare Corporation was held on May 9, 2011.  The following is a summary of the matters voted upon and approved by the Company’s shareholders at the Annual Meeting:

Proposal I:

The reelections of W. Andrew Adams, Ernest G. Burgess, III, and Emil E. Hassan as directors for terms of three years or until their successors are duly elected and qualified.

	For	Withheld
W. Andrew Adams	18,141,741	139,767
Ernest G. Burgess, III	14,601,778	3,679,730
Emil E. Hassan	18,150,171	131,337

Proposal II:

Advisory vote on compensation of our named executive officers.

For	Against	Abstain
16,994,381	157,511	1,129,616

Proposal III:

Advisory vote on the frequency of advisory vote on compensation.

3 Years	2 Years	1 Year	Abstain
10,088,470	82,485	8,053,690	56,863

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

May 10, 2011

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Robert G. Adams

Name: Robert G. Adams

Title:   Chief Executive Officer